For the period ended 12/31/2001                                        Series 9
File No. 811-2429

Sub-Item 77Q1(e):  Exhibits
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Shareholders  at a special meeting held on July 20, 2001 approved a sub-advisory
agreement  between  USAA  INVESTMENT   MANAGEMENT  COMPANY  and  DEUTSCHE  ASSET
MANAGEMENT, INC. The following is the approved agreement.


                             SUB-ADVISORY AGREEMENT


     AGREEMENT made as of the 10th day of August, 2001 (the "Effective Date"), between USAA INVESTMENT MANAGEMENT COMPANY, a corporation organized under the laws of the state of Delaware and having its principal place of business in San Antonio, Texas (the "Adviser") and DEUTSCHE ASSET MANAGEMENT, INC., a corporation organized under the laws of the state of Delaware and having its principal place of business in New York City, New York (the "Sub-Adviser").

     WHEREAS, the Adviser is engaged principally in the business of rendering investment management services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"); and

     WHEREAS, the Sub-Adviser is engaged principally in the business of rendering investment management services and is registered as an investment adviser under the Advisers Act; and

     WHEREAS, USAA MUTUAL FUND, INC., a corporation organized under the laws of the state of Maryland (the "Company"), is an open-end management investment company and is so registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Company is authorized to issue shares of beneficial interest in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

     WHEREAS, the Company has established one (1) separate series, the USAA S&P 500 Index Fund, such series together with all other series subsequently established by the Company with respect to which the Sub-Adviser renders investment advisory services pursuant to the terms of this Agreement, being herein referred to as the "Fund"; and

     WHEREAS, pursuant to an Advisory Agreement, dated as of August 3, 2001, between the Company and the Adviser (the "Advisory Agreement"), the Adviser is required to perform investment advisory services for the Fund.

     NOW, THEREFORE, WITNESSETH: That it is hereby agreed between the parties hereto as follows:

     1. APPOINTMENT OF SUB-ADVISER.

     (a) USAA S&P 500 INDEX FUND. The Adviser hereby employs the Sub-Adviser to provide investment advisory services to the USAA S&P 500 Index Fund for the period and on the terms herein set forth. The Sub-Adviser accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

     (b) ADDITIONAL FUNDS. In the event that the Company establishes one or more series of shares other than the USAA S&P 500 Index Fund with respect to which the Adviser desires to

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retain the Sub-Adviser to render investment advisory services hereunder, the
Adviser shall so notify the Sub-Adviser in writing, indicating the advisory fee to be payable with respect to the additional series of shares. If the Sub-Adviser is willing to render such services on the terms provided for herein, it shall so notify the Adviser in writing, whereupon such series shall become a Fund hereunder.

     2. DUTIES OF ADVISER AND SUB-ADVISER.

     (i) DELIVERY OF DOCUMENTS. The Adviser has furnished the Sub-Adviser with true copies of each of the following:

          (a) The Company's Articles of Incorporation, as filed with the Department of Assessments and Taxation of the state of Maryland and all amendments and supplements thereto (such Articles of Incorporation, as presently in effect and as it shall from time to time be amended or supplemented, is herein called the "Declaration");

          (b) The Company's Bylaws and amendments and supplements thereto (such Bylaws, as presently in effect and as it shall from time to time be amended and supplemented, is herein called the "Bylaws");

          (c) Resolutions of the Company's Board of Directors authorizing the appointment of the Adviser and Sub-Adviser and approving the Advisory Agreement and this Agreement and copies of the written consent in lieu of initial meeting of sole shareholder of the Fund;

          (d) The most recent amendment to the Company's Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act (File Nos. 2-49560 and 811-2429) as filed with the Securities and Exchange Commission (the "Commission") on April 30, 2001, and

          (e) The current prospectus and Statement of Additional Information (collectively, such prospectus and Statement of Additional Information, as in effect from time to time and all amendments and supplements thereto, are herein called the "Prospectus") of each Fund;

         The Adviser will furnish the Sub-Adviser from time to time with copies of all amendments of or supplements to items (a), (b), (c), (d), and (e).

     (ii) The Sub-Adviser, at its own expense, shall furnish the following services to the Company:

          (a) INVESTMENT PROGRAM. The Sub-Adviser is hereby authorized and directed and hereby agrees, subject to the overall supervision of the Adviser and the Board of Directors of the Company, to (i) develop and furnish continuously an investment program and strategy for the Fund, (ii) provide index information and analysis relative to the

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     investment program and investments of the Fund, (iii) determine what investments shall be purchased, held, sold or exchanged by the Fund and what portion, if any, of the assets of the Fund shall be held in cash or cash equivalents, and (iv) purchase and sell portfolio securities on behalf of the Company with respect to each Fund. The Sub-Adviser shall perform these duties in conformity with (1) the stated investment objectives, policies and restrictions of the Fund as set forth in the Company's effective Registration Statement, (2) any additional policies or guidelines established by the Adviser or Board of Directors of the Company that have been furnished in writing to the Sub-Adviser, (3) the provisions of the Internal Revenue Code of 1986, as amended (the "Code") applicable to "regulated investment companies" (as defined in Section 851 of the Code), as from time to time in effect, and (4) applicable provisions of law, including without limitation all applicable provisions of the 1940 Act and the rules and regulations thereunder. The Adviser shall provide the Sub-Adviser with prior written notice of any material change to the Company's Registration Statement that would affect the Sub-Adviser's management of the Fund. In accordance with paragraph 2(ii)(b), the Sub-Adviser shall arrange for the execution of all orders for the purchase and sale of securities and other investments for the Fund's account and will exercise full discretion and act for the Company in the same manner and with the same force and effect as the Company might or could do with respect to such purchases, sales, or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales, or other transactions. The Sub-Adviser will make its officers and employees available to meet with the Adviser's officers and directors on due notice at reasonable times to review the investments and investment program of the Fund in the light of current and prospective economic and market conditions.

          In the performance of its duties hereunder, the Sub-Adviser is and shall be an independent contractor and except as expressly provided for herein or otherwise expressly provided or authorized shall have no authority to act for or represent any Fund or the Company in any way or otherwise be deemed to be an agent of any Fund, the Company or of the Adviser. If any occasion should arise in which the Sub-Adviser gives any advice to its clients concerning the shares of a Fund, the Sub-Adviser will act solely as investment counsel for such clients and not in any way on behalf of the Company or any Fund.

          (b) PORTFOLIO TRANSACTIONS. In connection with the management of the investment and reinvestment of the Fund's assets, the Sub-Adviser, acting by its own officers, directors or employees or by a duly authorized subcontractor, is authorized to select the broker or dealers that will execute purchase and sale transactions for the Company of behalf of the Fund.

          In executing portfolio transactions and selecting brokers or dealers, if any, the Sub-Adviser will use its best efforts to seek on behalf of a Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors it deems relevant, including (without limitation) the breadth of the market in and the price of the security, the financial condition and

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     execution capability of the broker or dealer, the quality of research provided and the reasonableness of the commission, if any, with respect to the specific transaction and on a continuing basis.

          The Sub-Adviser may buy securities for the Fund at the same time it is selling such securities for another client account and may sell securities for the Fund at the time it is buying such securities for another client account. In such cases, subject to applicable legal and regulatory requirements, and in compliance with such procedures of the Company as may be in effect from time to time, the Sub-Adviser may effectuate cross transactions between the Fund and such other account if it deems this to be advantageous. The Sub-Adviser also may cause the Fund to enter into other types of investment transactions (e.g., a long position on a particular securities index) at the same time it is causing other client accounts to take opposite economic positions (e.g., a short position on the same index).

          On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients, the Sub-Adviser, to the extent permitted by applicable laws and regulations, and in compliance with such procedures of the Company as may be in effect from time to time, may aggregate the securities to be sold or purchased in order to obtain the best execution and lower brokerage commissions, if any. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the subject Fund and to such clients.

          The Sub-Adviser will advise the Fund's custodian or such depository or agents as may be designated by the custodian and the Adviser promptly of each purchase and sale of a portfolio security, specifying the name of the issuer, the description and amount or number of shares of the security purchased, the market price, the commission and gross or net price, the trade date and settlement date, the identity of the effecting broker or dealer and any other pertinent data that the Fund's custodian may need to settle a security's purchase or sale. The Sub-Adviser shall not have possession or custody of any Fund investments. The Company shall be responsible for all custodial agreements and the payment of all custodial charges and fees and, upon the Sub-Adviser giving proper instructions to the custodian, the Sub-Adviser shall have no responsibility or liability for the acts, omissions or other conduct of the custodian.

          Notwithstanding the foregoing, the Sub-Adviser agrees that the Adviser shall have the right by written notice to identify securities that may not be purchased on behalf of any Fund and/or brokers and dealers through which portfolio transaction on behalf of the Fund may not be effected, including, without limitation, brokers or dealers affiliated with the Adviser. The Sub-Adviser shall refrain from purchasing such securities for the Fund or directing any portfolio transaction to any such broker or dealer on behalf of the Fund, unless and until the written approval of the Adviser to do so is obtained. In

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     addition, the Sub-Adviser agrees that it shall not direct portfolio transactions for the Fund through any broker or dealer that is an "affiliated person" of the Sub-Adviser (as that term is defined in the Act or interpreted under applicable rules and regulations of the Commission) without the prior written approval of the Adviser except as permitted under the 1940 Act. Consistent with applicable law and the Sub-Adviser's procedures, the Sub-Adviser may direct portfolio transactions on behalf of the Fund to any broker/dealer in recognition of sales of shares of any investment company or receipt of research or other service without prior written approval of the Adviser. The Adviser agrees that it will provide the Sub-Adviser with a list of brokers and dealers that are "affiliated persons" of the Fund.

          (c) REPORTS. The Sub-Adviser shall render to the Board of Directors of the Company such periodic and special reports as the Board of Directors may reasonably request with respect to matters relating to the duties of the Sub-Adviser set forth herein.

     3.  SUB-ADVISORY FEE.

     For the services to be provided by the Sub-Adviser as provided in Paragraph 2 hereof, the Adviser shall pay to the Sub-Adviser an annual fee as set forth on Schedule A to this Agreement.

     In the case of commencement or termination of this Agreement with respect to any Fund during any calendar month, the fee with respect to such Fund for that month shall be reduced proportionately based upon the number of calendar days during which it is in effect, and the fee shall be computed based upon the average daily net assets of such Fund for the days during which it is in effect.

     4.  EXPENSES.

     During the term of this Agreement, the Sub-Adviser will bear all expenses incurred by it in the performance of its duties hereunder, other than those expenses specifically assumed by the Company hereunder. The Company shall assume and shall pay (i) all expenses, fees, and taxes chargeable to the Company in connection with securities transactions to which any Fund is a party; (ii) all interest on borrowed money, if any; (iii) all brokers' and underwriting commissions chargeable to the Company in connection with the securities transactions to which any Fund is a party; and (iv) all transaction costs and fees payable in connection with any securities lending program.

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

     5. COMPLIANCE WITH APPLICABLE REGULATIONS.

     In performing its duties hereunder, the Sub-Adviser

     (i) shall establish compliance procedures reasonably calculated to ensure compliance at all times with: all applicable provisions of the 1940 Act and the Advisers Act, and any rules and regulations adopted thereunder; Subchapter M of the Code; the provisions of the Registration Statement; the provisions of the Declaration and the Bylaws of the Company, as the same may be amended from time to time; and any other applicable provisions of state, federal or foreign law.

     (ii) acknowledges that it has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and that the Sub-Adviser and certain of its employees, officers and directors are subject to reporting requirements thereunder and, accordingly, agrees that it shall, on a timely basis, furnish, and shall cause its employees, officers and directors to furnish, to the Adviser and/or to the Company, all reports and information required to be provided under such code of ethics with respect to such persons.

     (iii) agrees that it will maintain for the Company all and only such records as required under Rules 31a-1 and 31a-2 under the 1940 Act in respect to its services hereunder and that such records are also the property of the Company and further agrees to surrender promptly to the Company a copy of any such records upon the Company's request, all in accordance with Rule 31a-3 under the 1940 Act.

     6.   LIABILITY OF SUB-ADVISER; INDEMNIFICATION

     Neither the Sub-Adviser nor the officers, directors, employees, agents, or legal representatives (collectively, "Related Persons") of the Sub-Adviser shall be liable for any error of judgment or mistake of law, or for any loss suffered by any Fund or its shareholders in connection with the matters to which this Agreement relates; provided that, except as set forth in the succeeding paragraph, no provision of this Agreement shall be deemed to protect the Sub-Adviser or its Related Persons against any liability to which it might otherwise be subject by reason of any willful misfeasance, bad faith or negligence or the reckless disregard of the Sub- Adviser's obligations and duties (each of which is hereby referred to as a "Culpable Act") under this Agreement.

     Neither the Sub-Adviser nor its Related Persons shall be liable for any error of judgment or mistake of law, or for any loss suffered by the Adviser or its Related Persons in connection with the matters to which this Agreement relates; provided that this provision shall not be deemed to protect the Sub-Adviser or its Related Persons against any liability to which it might otherwise be subject by reason of any Culpable Act by the Sub-Adviser or its Related Persons.

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     Neither the Sub-Adviser and its Related Persons nor the Adviser and its
Related Persons shall be liable for delays or errors by reason of circumstances beyond their control, including, but not limited to, acts of civil or military authority, national emergencies, labor difficulties, suspensions of trading, fire, mechanical breakdown, flood or catastrophe, "Acts of God," insurrection, war, riots or failure of communication or power supply; PROVIDED, HOWEVER, that the Sub-Adviser and its Related Persons or the Adviser and its Related Persons, as the case may be, have acted reasonably in preventing the occurrence of such events and eliminating the continuation of such events; PROVIDED further that neither the Adviser and its Related Persons nor the Sub-Adviser and its Related Persons, as the case may be, shall be liable for any consequential damages related thereto.

     The Adviser shall indemnify the Sub-Adviser and its Related Persons and hold them harmless from and against any and all actions, suits or claims whether groundless or meritorious, and from and against any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liabilities (collectively, "Damages") arising directly or indirectly out of or in connection with the performance of services by the Sub-Adviser or its Related Persons hereunder to the extent such Damages result from any willful misfeasance, bad faith or negligence or the reckless disregard of the Adviser's obligation and duties under this agreement.

     The Sub-Adviser shall indemnify the Adviser and its Related Persons from and against any Damages arising directly or indirectly out of or in connection with the performance of services by the Adviser or its Related Persons under this Agreement or the Advisory Agreement, in each case, to the extent such Damages result from any Culpable Act of the Sub-Adviser or any of its Related Persons.

     7.   REPRESENTATIONS AND WARRANTIES.

     (a) ADVISER. The Adviser represents and warrants to the Sub-Adviser that
(i) the retention of the Sub-Adviser by the Adviser as contemplated by this Agreement is authorized by the respective governing documents of the Company and the Adviser; (ii) the execution, delivery and performance of each of this Agreement and the Advisory Agreement does not violate any obligation by which the Company or the Adviser or their respective property is bound, whether arising by contract, operation of law or otherwise; and (iii) each of this Agreement and the Advisory Agreement has been duly authorized by appropriate action of the Company and the Adviser and when executed and delivered by the Adviser will be the legal, valid and binding obligation of the Company and the Adviser, enforceable against the Company and Adviser in accordance with its terms hereof subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or law); and (iv) the Adviser is registered as an investment adviser under the Advisers Act.

     (b) SUB-ADVISER. The Sub-Adviser represents and warrants to the Adviser that (i) the retention of the Sub-Adviser by the Adviser as contemplated by this Agreement is authorized by the Sub-Adviser's governing documents; (ii) the execution, delivery and performance of this

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Agreement does not violate any obligation by which the Sub-Adviser or its property is bound, whether arising by contract, operation of law or otherwise; and (iii) this Agreement has been duly authorized by appropriate action of the Sub-Adviser and when executed and delivered by the Sub-Adviser will be the legal, valid and binding obligation of the Sub-Adviser, enforceable against the Sub-Adviser in accordance with its terms hereof, subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or law); and (iv) the Sub-Adviser is either registered as an investment adviser under the Advisers Act, or is not required to so register under applicable law.

     8.   DURATION AND TERMINATION OF THIS AGREEMENT.

     (a) DURATION. This Agreement shall become effective with respect to the USAA S&P 500 Index Fund on the Effective Date and, with respect to any additional Fund, on the date of receipt by the Adviser of notice from the Sub-Adviser in accordance with Paragraph 1(b) hereof that the Sub-Adviser is willing to serve as Sub-Adviser with respect to such Fund. Unless terminated as herein provided, this Agreement shall remain in full force and effect for two years from the date hereof with respect to the USAA S&P 500 Index Fund and, with respect to each additional Fund, for two years from the date on which such Fund becomes a Fund hereunder. Subsequent to such initial periods of effectiveness, this Agreement shall continue in full force and effect for periods of one year thereafter with respect to the Fund so long as such continuance with respect to any such Fund is approved at least annually (a) by either the Directors of the Company or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of such Fund, and (b) in either event, by the vote of a majority of the Directors of the Company who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

     (b) AMENDMENT. This Agreement may be amended by agreement of the parties, provided that the amendment shall be approved by the vote of a majority of each of the Directors of the Company and the Directors of the Company who are not parties to this Agreement or interested persons of any such party to this Agreement, in each case at a meeting called for that purpose.

     (c) TERMINATION. This Agreement may be terminated with respect to any Fund at any time, without payment of any penalty, (i) by vote of the Directors of the Company or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of that Fund, (ii) by the Adviser, or (iii) by the Sub-Adviser, in each case on sixty (60) days' prior written notice to the other party. Upon the effective date of termination of this Agreement, the Sub-Adviser shall deliver all books and records of the Company or any Fund held by it (i) to such entity as the Company may designate as a successor sub-adviser, or (ii) to the Adviser.

     (d)  AUTOMATIC   TERMINATION.   This  Agreement  shall  automatically  and
immediately  terminate in the event of its  assignment  (as defined in the 1940
Act).

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     (e) APPROVAL, AMENDMENT, OR TERMINATION BY INDIVIDUAL FUND. Any approval, amendment, or termination of this Agreement by the holders of a majority of the outstanding voting securities (as defined in the 1940 Act) of any Fund shall be effective to continue, amend or terminate this Agreement with respect to any such Fund notwithstanding (i) that such action has not been approved by the holders of a majority of the outstanding voting securities of any other Fund affected thereby, and/or (ii) that such action has not been approved by the vote of a majority of the outstanding voting securities of the Company, unless such action shall be required by any applicable law or otherwise.

     9.   SERVICES NOT EXCLUSIVE.

     The services of the Sub-Adviser to the Adviser in connection with the Fund hereunder are not to be deemed exclusive, and the Sub-Adviser shall be free to render similar services to others so long as its services hereunder are not impaired thereby. It is understood that the persons employed by the Sub-Adviser to assist in the performance of its duties hereunder will not devote their full time to such services and nothing hereunder contained shall be deemed to limit or restrict in any manner whatsoever the right of the Sub-Adviser to engage in or devote time and attention to other businesses or to render services of whatever kind or nature.

     10.  ADDITIONAL AGREEMENTS

     (a) ACCESS TO INFORMATION. The Sub-Adviser shall, upon reasonable notice, afford the Adviser at all reasonable times access to Sub-Adviser's officers, employees, agents and offices and to all its relevant books and records and shall furnish the Adviser with all relevant financial and other data and information as requested; provided, however, that nothing contained herein shall obligate the Sub-Adviser to provide the Adviser with access to the books and records of the Sub-Adviser relating to any other funds other than the Fund.

     (b) CONFIDENTIALITY. Each party agrees that it shall hold in strict confidence all data and information obtained from another party hereto (unless such information is or becomes readily ascertainable from public or published information or trade sources) and shall ensure that its officers, employees and authorized representatives do not disclose such information to others without the prior written consent of the party from whom it was obtained, unless such disclosure is required by the Commission, other regulatory body with applicable jurisdiction, or the Fund's auditors, or in the opinion of its counsel, law, and then only with as much prior written notice to the other party as is practical under the circumstances.

     (c) PUBLIC ANNOUNCEMENTS. No party shall issue any press release or otherwise make any public statements with respect to the matters covered by this Agreement without the prior written consent of the other parties hereto, which consent shall not be reasonably withheld; provided, however, that consent shall not be required if, in the opinion of counsel, such disclosure is required by law; provided further, however, that the party making such disclosure

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shall provide the other parties hereto with as much prior written notice of such disclosure as is practical under the circumstances.

     (d) NOTIFICATIONS. The Sub-Adviser agrees that it will promptly notify the Adviser and the Company in the event that the Sub-Adviser or any of its affiliates: (i) becomes subject to a statutory or regulatory disqualification that prevents the Sub-Adviser from serving as investment adviser pursuant to this Agreement; or (ii) is or expects to become the subject of an administrative proceeding or enforcement action by the Commission or other regulatory body with applicable jurisdiction.

     (e) INSURANCE. The Sub-Adviser agrees to maintain errors and omissions or professional liability insurance coverage in an amount that is reasonable in light of the nature and scope of the Sub-Adviser's business activities.

     (f) SHAREHOLDER MEETING EXPENSES. In the event that the Company shall be required to call a meeting of shareholders solely due to actions involving the Sub-Adviser, including, without limitation, a change of control of the Sub-Adviser, the Sub-Adviser shall bear all reasonable expenses associated with such shareholder meeting.

     11.  MISCELLANEOUS.

     (a) NOTICES. All notices or other communications given under this Agreement shall be made by guaranteed overnight delivery, telecopy or certified mail; notice is effective when received. Notice shall be given to the parties at the following addresses:

          The Adviser:       USAA Investment Management Company
                             10750 Robert F. McDermott Freeway, BK-B-04-S
                             San Antonio, Texas 78288
                             Facsimile No.: (210) 498-4022
                             Attention:  Securities Counsel & Compliance Dept.

          Sub-Adviser:       Deutsche Asset Management, Inc.
                             130 Liberty Street, NYCO2-3100
                             New York, New York 10006
                             Facsimile No.:  (212) 250-2154
                             Attention:  Legal Department - William G. Butterly

     (b) SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an

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acceptable  manner to the  end  that the  transactions  contemplated hereby are fulfilled to the extent possible.

     (c) SUCCESSORS AND ASSIGNMENTS. Each and all of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and, except as otherwise specifically provided in this Agreement, their respective successors and assigns. Notwithstanding the foregoing, no party shall make any assignment of this Agreement or any rights or obligations hereunder without the written consent of all other parties. As used herein, the term "assignment" shall have the meaning ascribed thereto in the 1940 Act.

     (d) APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with and governed by the laws of the state of Delaware without giving effect to the choice of law or conflicts of law provisions thereof.

     (e) COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (f) EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

     (g) HEADINGS. The headings and captions contained in this Agreement are for reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     (h) ENTIRE AGREEMENT. This Agreement states the entire agreement of the parties hereto, and is intended to be the complete and exclusive statement of the terms hereof. It may not be added to or changed orally, and may not be modified or rescinded except by a writing signed by the parties hereto and in accordance with the 1940 Act.

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     IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this
Agreement to be executed as of the date first set forth above.

                                        USAA INVESTMENT MANAGEMENT COMPANY

                                        By: /S/ CHRISTOPHER W. CLAUS
                                            ------------------------
                                            Name:  Christopher W. Claus
                                            Title: President

                                        DEUTSCHE ASSET MANAGEMENT, INC.

                                        By: /S/ MARCO VEISSID
                                            ------------------
                                            Name:  Marco Veissid
                                            Title: Vice President

         Acknowledged and agreed:

                                        USAA MUTUAL FUND, INC.

                                        By: /S/ DAVID G. PEEBLES
                                            ---------------------
                                            Name:  David G. Peebles
                                            Title: Vice President


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                                   SCHEDULE A

                                SUB-ADVISORY FEES

     USAA S&P 500 INDEX FUND:


     The Adviser shall pay to the Sub-Adviser a fee calculated daily and payable monthly in arrears at the annual rate of .02 of 1% per annum for average net assets up to $2.5 billion; .01 of 1% per annum for the next $1.5 billion average net assets; and .005 of 1% per annum of the amount by which the average net assets of the USAA S&P 500 Index Fund exceed $4 billion.

     The "average net assets" of the Fund for any month shall be equal to the quotient produced by dividing (i) the sum of the net assets of such Fund, determined in accordance with procedures established from time to time by or under the direction of the Board of Directors of the Company, for each calendar day of such month, by (ii) the number of such days.


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